LIST OF SUBSIDIARIES OF INERGY, L.P. AS OF NOVEMBER 20, 2012		Exhibit 21.1

Name	Jurisdiction
Arlington Associates Limited Partnership	Massachusetts
Arlington Storage Company, LLC	Delaware
Central New York Oil And Gas Company, L.L.C.	New York
Finger Lakes LPG Storage, LLC	Delaware
Inergy ASC, LLC	Delaware
Inergy Canada Company	Nova Scotia
Inergy Finance Corp.	Delaware
Inergy Gas Marketing, LLC	Delaware
Inergy Midstream Holdings, L.P.	Delaware
Inergy Midstream, LP	Delaware
Inergy Operations, LLC	Delaware
Inergy Partners, LLC	Delaware
Inergy Pipeline East, LLC	Delaware
Inergy Sales & Service, Inc.	Delaware
Inergy Services, LLC	Delaware
Inergy Storage, Inc.	Delaware
Inergy Transportation, LLC	Delaware
Inergy West Coast, LLC	Delaware
IPCH Acquisition Corp.	Delaware
IPCH Merger Corp.	Delaware
L & L Transportation, LLC	Delaware
MGP GP, LLC	Delaware
NRGM GP, LLC	Delaware
Stellar Propane Service, LLC	Delaware
Steuben Gas Storage Company	New York
Tres Palacios Gas Storage LLC	Delaware
Tres Palacios Midstream, LLC	Delaware
US Salt, LLC	Delaware